Exhibit 10.1

SALE LEASEBACK AGREEMENT

THIS SALE LEASEBACK AGREEMENT (“Agreement”), between VELO3D, INC., a Delaware corporation, having its chief executive offices at 2710 Lakeview Court, Fremont, CA 94538 and VELO3D US, INC., a Delaware corporation, having its chief executive offices at 2710 Lakeview Court, Fremont, CA 94538 (collectively, the “Seller”) and VARILEASE FINANCE, INC., a Michigan corporation, having its chief executive offices at 2800 East Cottonwood Parkway, 2nd Floor, Salt Lake City, UT 84121 (“Purchaser”) is dated and effective this December 8, 2025.

WHEREAS, Purchaser, as Lessor and Seller, as Lessee have entered into Schedule No. 01 dated December 8, 2025 (the “Schedule”) as it incorporates the terms and conditions of Master Lease Agreement dated December 8, 2025 (the “Master Agreement”). The Schedule and Master Agreement shall hereinafter be referred to, collectively, as the “Lease”;

WHEREAS, Seller desires Purchaser to purchase from Seller property and equipment listed on one or more Authorizations for Progress Payment (the “Authorizations”) (collectively, the “Equipment” and individually, an “Item of Equipment”), and lease the Equipment back from Purchaser; and,

WHEREAS, Purchaser desires to buy the Equipment from Seller and lease the Equipment to Seller under the terms and conditions of this Agreement, the Authorizations and the Lease.

NOW, THEREFORE, in consideration of the foregoing and in further consideration of the representations and covenants contained herein, the parties agree as follows:

1.	Purchase and Sale. Seller hereby sells and Purchaser hereby purchases the Equipment (including all maintenance records, schematics, logic books, manuals, cables, kick plates, form stands, diagnostics and microfiche necessary for the installation, maintenance and operation of the Equipment) described in one or more Authorizations signed by Seller. Each Authorization upon the execution and delivery thereof, shall be incorporated into this Agreement by this reference, and collectively, the Authorizations shall comprise the Equipment.

2.	Purchase Price. Purchaser and Seller hereby agree that the purchase price to be paid to Seller by Purchaser for the Equipment shall be $10, 000,000.00 which shall be payable to Seller under the terms and conditions of this Agreement, the Authorizations and the Lease. Purchaser shall pay the Purchase Price to VELO3D, INC.

3.	Taxes. Seller represents and warrants that it is responsible for and it has paid all sales and use, property and other taxes assessed or due in connection with Seller’s purchase, use and possession of the Equipment prior to this sale to Purchaser. Seller will pay all taxes in the nature of excise, sales or use taxes imposed upon Seller by any state or political subdivision by reason of the sale provided for herein. Notwithstanding the foregoing, Purchaser warrants that this purchase is for resale and will provide Seller with Purchaser’s resale exemption certificate number.

4.	Lien Releases. Seller agrees and acknowledges that Purchaser’s commitment to fund the Lease is subject to Purchaser’s receipt of a certified UCC/Lien Search of Seller and receipt of lien releases and/or subordination of interest letter(s) in a form acceptable to Purchaser in its sole discretion, relating to security interests or other encumbrances with respect to the Equipment subject to the Lease. No title in the Equipment shall transfer unless, and until, the Purchase Price is paid to Seller.

5.	Warranty of Title. SELLER HEREBY WARRANTS TO PURCHASER, ITS SUCCESSORS AND ASSIGNS, (i) THAT THE ITEMS OF EQUIPMENT IN ANY AUTHORIZATION SIGNED IN CONNECTION WITH THIS AGREEMENT ARE ELIGIBLE FOR THE MANUFACTURERS MAINTENANCE AGREEMENT AND (ii) SELLER HAS GOOD AND MARKETABLE TITLE TO THE EQUIPMENT, FREE AND CLEAR OF ALL CLAIMS, LIENS, ENCUMBRANCES AND RIGHTS OF OTHERS OF ANY NATURE WHATSOEVER. BY THIS AGREEMENT, THE PARTIES AGREE THAT TITLE AND OWNERSHIP OF THOSE ITEMS OF EQUIPMENT SPECIFIED IN ANY AUTHORIZATION SHALL PASS TO PURCHASER AT THE TIME SELLER SIGNS SUCH AUTHORIZATION, AT WHICH TIME SELLER SHALL GRANT, BARGAIN, SELL, TRANSFER AND DELIVER TO PURCHASER ALL OF SELLER’S RIGHT, TITLE AND INTEREST IN THE ITEMS OF EQUIPMENT DESIGNATED ON THE AUTHORIZATION, TO HAVE AND TO HOLD EACH ITEM OF EQUIPMENT UNTO PURCHASER, ITS SUCCESSORS AND ASSIGNS, FOREVER BY EXECUTING A BILL OF SALE IN FAVOR OF PURCHASER. SELLER HEREBY INDEMNIFIES PURCHASER AGAINST ALL CLAIMS AND COSTS INCURRED IN THE DEFENSE OF TITLE TO THE EQUIPMENT BY ANYONE CLAIMING BY OR THROUGH SELLER. Seller is transferring to Purchaser good title to the Equipment, free and clear of all liens and encumbrances of any kind or description and each Item of Equipment will be at the time of signing of each Authorization, located at Seller’s premises identified on the Authorization, in good operating condition and appearance and installed (if applicable) and operating in accordance with all manufacturer specifications. Effective at the time of signing of each Authorization, Seller assigns to Purchaser all of its rights and interests in and to any software specified in each Authorization, together with all vendor representations, warranties and indemnities pertaining thereto, and in any license agreement entered into by Seller in connection with such software. Provided no Event of Default has occurred and is continuing under the Lease, Seller is hereby authorized to use such software consistent with the license agreement relating thereto, and to communicate directly with any licensor in all matters relating to the software and license agreement. Seller agrees to perform and discharge when due each and every obligation of licensee under each license agreement and to not breach any provision of the license. Seller assumes and indemnifies Purchaser against all liabilities or claims arising in connection with such license.

6.	Manufacturer’s Warranties. Seller hereby assigns to Purchaser all warranties and indemnities with respect to the Equipment made by the manufacturer thereof, to the extent that such warranties may be assigned in accordance with the rights of the manufacturer.

7.	Security Interest. Seller hereby reserves (i) a security interest in the Equipment until receipt of full payment of the Purchase Price from Purchaser, which interest shall be automatically terminated upon payment by Purchaser of the purchase price as set forth in each Authorization; and (ii) a right of first refusal to repurchase the Equipment subject to the terms of the Master Agreement.

8.	Purchaser’s Obligations. Seller hereby acknowledges that Purchaser’s obligations hereunder are expressly subject to the following conditions:

a.	Purchaser’s receipt of the Master Agreement, Schedule, and supplemental documentation pursuant to section 10 of the Schedule within five (5) business days from the date of this Agreement. Should the Lease not be executed and delivered by Seller within such five-day period then, at the option of Purchaser, this Agreement shall be null and void ab initio.

b.	Purchaser’s receipt of properly executed Authorization(s) and Bill(s) of Sale given by Seller in favor of Purchaser.

c.	Purchaser’s receipt and review of certified UCC searches against Seller showing no security interests, liens or encumbrances on any Item of Equipment, or partial releases of any UCC liens or encumbrances and/or subordinations from lienholders, in a form acceptable to Purchaser.

d.	Purchaser’s receipt and review of evidence of Seller’s ownership of the Equipment.

e.	Any other documentation reasonably required by Purchaser.

9.	Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that:

a.	Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and in all jurisdictions where such qualification is required for it to conduct its business.

b.	This Agreement has been duly authorized by Seller, and upon execution and delivery by the parties thereto, shall constitute the valid, legal and binding obligation of Seller enforceable in accordance with its terms.

c.	No event has occurred or is continuing which constitutes an event of default under this Agreement or the Lease. No consent, approval or authorization of or by any court, administrative agency or other governmental authority is required in connection with the execution, delivery or performance by Seller of, or the consummation by Seller of the transaction contemplated by this Agreement.

d.	The transaction contemplated by this Agreement complies with all applicable federal and state laws, rules and regulations applicable to Seller.

10.	Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

a.	Purchaser is a corporation company duly organized, validly existing and in good standing under the laws of the State of Michigan and in all jurisdictions where such qualification is required for it to conduct its business.

b.	This Agreement has been duly authorized by Purchaser, and upon the execution and delivery by the parties thereto, shall constitute the valid, legal and binding obligation of Purchaser enforceable in accordance with its terms.

11.	Default and Remedies. In the event any of Seller’s representations made hereunder should be false or misleading in any material respect, or in the event Seller should breach any of its warranties or obligations under this Agreement, Purchaser shall be entitled to exercise all rights and remedies available to it at law or in equity together with all of its rights and remedies under the Lease in Purchaser’s discretion as if they were set forth in this Agreement, and for purposes hereof all such rights and remedies shall be incorporated herein by this reference. Either party’s material breach, if not cured within thirty (30) days after written notice, shall constitute default. The non-defaulting party may terminate this Agreement in writing and pursue legal remedies.

12.	Successors. Purchaser and Seller agree that this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser, their respective successors and assigns. Any assignment by Purchaser shall not require Seller’s prior written approval provided such assignee agrees to observe Purchaser’s covenant of quiet enjoyment under the Master Agreement. Seller shall not assign any interest in this Agreement without Purchaser’s prior written consent.

13.	Survival of Covenants. Purchaser and Seller agree that the warranties, covenants and agreements contained in this Agreement shall survive the passing of title to the Equipment.

14.	Entire Agreement. Seller and Purchaser agree that this Agreement and the Lease, together with any amendments, supplements or riders thereto, shall constitute the entire agreement between the parties with respect to the Equipment and shall supersede all proposals, oral or written, all prior negotiations and all other communications.

15.	General. This Agreement may only be modified by a subsequent writing executed by both parties. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement shall be governed by the laws of the State of Michigan without giving effect to the principles of conflict of laws. Section headings are for convenience only and shall not be construed as part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Sale Leaseback Agreement on the date shown above.

PURCHASER: VARILEASE FINANCE, INC.		SELLER: VELO3D, INC.

By:	/s/ Helen Hill	By:	/s/ Arun Jeldi
Name:	Helen Hill	Name:	Arun Jeldi
Title:	Vice President	Title:	Chief Executive Officer

SELLER: VELO3D US, INC.

By:	/s/ Arun Jeldi
Name:	Arun Jeldi
Title:	Chief Executive Officer

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